Exhibit 99.24(b)13
THRIVENT FINANCIAL FOR LUTHERANS
Director’s Power of Attorney
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned director of THRIVENT FINANCIAL FOR LUTHERANS (the “Company”), a Wisconsin fraternal benefit society, the Depositor of:
—	Thrivent Variable Annuity Account I (File No. 333-89488);
—	Thrivent Variable Annuity Account II (File No. 333-71853);
—	Thrivent Variable Annuity Account A (File No. 033-82054);
—	Thrivent Variable Annuity Account B (File No. 333-76154);
—	Thrivent Variable Life Account I (File No. 333-148578 – [Series 2008]), (File No. 333-103454 – [Series 2003]), (File No. 333-31011 - [Series 1997]); and
—	Thrivent Variable Insurance Account A (File No. 333-76152)
does hereby make, constitute and appoint Paul R. Johnston, James M. Odland, Cynthia K. Mueller and Heather J. Thenell and each or any of them, the undersigned's true and lawful attorneys-in-fact, with the full power of substitution and resubstitution to sign his or her name, place and stead, and to do any and all things and execute any and all instruments that such attorneys-in-fact may deem necessary or advisable under any rules, regulations and requirements in connection with any registration statement, on either Form N-6 or Form N-4 (or other applicable form), and all amendments or supplements thereto, including pre-effective amendments, post-effective amendments, withdrawals thereof, reports, and any other form of application for exemptive relief, or documents to be filed with the Securities and Exchange Commission, Washington, D.C., in connection with the registration under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and with any federal or state securities or insurance regulatory authority relating to variable contracts issued by such Company, and to file the same, with all exhibits thereto and other supporting documents, with such Commission and with any federal or state securities or insurance regulatory authority, granting unto such attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.
This Power of Attorney hereby revokes any powers of attorney previously given by the undersigned relating to the Company’s Separate Accounts listed above, provided that this revocation shall not affect the exercise of such power prior to the date hereof. This Power of Attorney shall not be affected by subsequent disability or incapacity of the Undersigned.
This Power of Attorney may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.
/s/ Lynn Crump-Caine
Lynn Crump-Caine Director

Dated: March 17, 2017